UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

Wincash Apolo Gold & Energy Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th floor, Kam Chung Commercial Bldg., 19-21 Hennessy Road, Wanchai, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

(852) 3111 7718

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective November 30, 2015, Wincash Apolo Gold & Energy Inc., (“Apolo” or the “Company”) (OTCQB.APLL) a Nevada corporation, reports the resignation of James T. Edwards from the positions of President, Chief Executive Officer, Secretary and Director. Mr Edwards served as the Company’s President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and sole Director since September 23, 2015.

There were no disagreements between Mr. Edwards and shareholders. The new Board of Directors expressed its sincere gratitude for his service. The Company has provided Mr. Edwards with a copy of this current report prior to the filing and informed him that he had the opportunity to provide the Company with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report which the Company would also file as an exhibit to this current report or an amendment thereof.

Additionally, effective December 1, 2015 the Company reports the appointment on Mr. Tsap Wai Ping to the positions of President, Chief Executive Officer, Secretary and Treasurer.

Tsap Wai Ping: President, Chief Executive Officer, Secretary, Director. Mr. Tsap is a securities and gold trading professional with extensive experience in the industry. He was the marketing director for HT Securities Ltd., a Hong Kong based broker dealer from August 1995 to July 2000. From July 2000 to September 2005 he was a director at Wintech Securities Ltd., a Hong Kong based brokerage firm specializing in Hong Kong listed stocks. From January 2006 until October 2008, he was the chief advisor at Legarleon International Ltd., a Hong Kong based gold trading firm. He was chief advisor from United Simsen Global Markets Ltd., a Hong Kong based brokerage firm from November 2008 until July 2009. He joined South China Bullion Limited, a gold and futures trading firm in July 2009 as Chief advisor and departed on March 2010. He was appointed as a director at Legarleon Precious Metals Limited from April 2010 and resigned on 27 August 2012.

Mr. Tsap, (Tommy Tsap) is a citizen of Hong Kong and is a licensed broker with a Series 7 Futures license and a Series 3 Securities license (USNFA). He is based in Hong Kong.

The Company also reports that Mr. Edward Low has returned as the Company’s Chief Financial Officer. Mr. Low previously served as CFO from November 15, 2013 until September 23, 2015.

Edward Low: Chief Financial Officer. Mr. Low has provided accounting services to public companies for the past 17 years. From February 2003 to June 2012, Mr. Low was the Controller for Nevada Geothermal Power Inc., an alternative energy company with an operating geothermal power plant in northern Nevada. As controller of Nevada Geothermal, he handled the financial reporting to the US Department of Energy and John Hancock Insurance. Mr. Low also served as CFO for Jersey Goldfields Corp. from April 1997 to April 2002, Newton Gold (formerly High Ridge Resources) from May 2004 to March 2006, and as accountant for Yinfu Gold Corp (formerly Element92 Resources) from April 2007 to June 2010. Mr. Low currently serves as the Chief Financial Officer of Image International Group, Inc. (IMGL OTCBB) formerly Owlhead Minerals Corp a position he has held since February 2007. iIMGL is a Nevada corporation holding mining claims in British Columbia Canada. He is also Chief Financial Officer of Alternative Earth Resources Inc., a position he has held since June 2013. Alternative Earth Resources Inc. has reached advanced stage exploration on four geothermal projects in the United States and is listed on the TSX-Venture Exchange. Mr. Low has been granted 100,000 restricted common shares of the Company as part of his compensation.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wincash Apolo Gold & Energy, Inc.

/s/ Tsap Wai Ping
Date: December 3, 2015	Tsap Wai Ping, President, CEO, Director